EXHIBIT 10.C
AMENDMENT TO
VIAD CORP
1997 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT FOR DIRECTORS
AS ADOPTED FEBRUARY 23, 2005
          Director, ___, and Viad Corp mutually agree to the following amendment to the Restricted Stock Agreement for the award of restricted stock granted to Director on February 22, 2006 (the “Agreement”). Unless otherwise defined herein, capitalized terms used herein will have the same meanings as in the Agreement.
          1. Section 3(a) of the Agreement is amended by deleting it in its entirety, and replacing it with the following:
“(a) Termination of Service. Except as provided in this paragraph 3 and in paragraph 8 below or as otherwise may be determined by the Board in its absolute discretion on a case by case basis, if the Director’s service ceases with the Corporation for any reason (other than termination for Cause, as defined in the Plan), full ownership of the Shares will occur upon lapse of the Restriction Period as set forth in paragraph 2 and dividends will be paid through such period, in each case on a pro rata basis, calculated based on the percentage of time such Director served as a director of the Corporation from the Commencement Date through the date such Director ceases to be a director of the Corporation; provided, however, that full ownership of the shares (versus pro rata ownership) will occur upon lapse of the Restriction Period if the Director has reached age 60 at the time of service termination and such termination of service is at least 2 years subsequent to the date of grant; the director has reached age 65 at the time service terminates and such termination of service is at least 6 months subsequent to the date of grant; or such termination of service is at least 6 months subsequent to the date of grant and Director has terminated service due to unforeseen hardship or circumstances beyond the control of Director, as reasonably determined by the Human Resources Committee of the Board, in its absolute discretion.”
          2. This Amendment shall be effective as of March 28, 2006.
          3. Except as otherwise expressly modified or amended herein, all terms and conditions contained in the Agreement will remain in full force and effect.
          IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed.

Dated:	, 2006	VIAD CORP

By:

Title:

ATTEST:

General Counsel or Assistant Secretary

ACCEPTED:

Director